Exhibit 21(a)
Subsidiaries of the Registrant(1)

Name of Company	Jurisdiction of Organization

The Southern Company	Delaware
Alabama Power Company	Alabama
Alabama Power Capital Trust V	Delaware
Alabama Property Company	Alabama
Southern Electric Generating Company	Alabama
Georgia Power Company	Georgia
Piedmont-Forrest Corporation	Georgia
Southern Electric Generating Company	Alabama
Gulf Power Company	Florida
Mississippi Power Company	Mississippi
Southern Power Company	Delaware
Mankato Energy Center, LLC	Delaware
Mankato Energy Center II, LLC	Delaware
Nacogdoches Power, LLC	Delaware
Southern Company – Florida LLC	Delaware
Southern Company – Oleander LLC	Delaware
SP Oleander I, LLC	Delaware
SP Oleander II, LLC	Delaware
Oleander Power Project, LP(3)	Florida
Southern Renewable Energy, Inc.	Delaware
BNB Lamesa Solar LLC	Delaware
East Pecos Solar, LLC	Delaware
Grant Plains Wind, LLC	Delaware
Grant Wind, LLC	Delaware
Grant County Interconnect, LLC	Delaware
Kay Wind, LLC	Delaware
Passadumkeag Windpark, LLC	Delaware
Salt Fork Wind, LLC	Delaware
Tyler Bluff Wind Project, LLC	Delaware
Southern Turner Renewable Energy, LLC (4)	Delaware
Adobe Solar, LLC	Delaware
Apex Nevada Solar, LLC	Delaware
Calipatria, LLC	Delaware
Campo Verde Solar, LLC	Delaware
Granville Solar, LLC	Delaware
Macho Springs Solar, LLC	Delaware
Macho Springs Solar 2, LLC	Delaware
Morelos Solar, LLC	Delaware
Rutherford Farm, LLC	North Carolina
Southern Turner Cimarron I, LLC	Delaware
Southern Turner Cimarron Capital, LLC	Delaware
Spectrum Nevada Solar, LLC	Delaware
Southern Renewable Partnerships, LLC	Delaware
Desert Stateline Holdings, LLC (5)	Delaware

Desert Stateline, LLC	Delaware
Lost Hills Blackwell Holdings, LLC (6)	Delaware
Lost Hills Solar Holdco, LLC	Delaware
Lost Hills Solar, LLC	Delaware
Blackwell Solar Holdings, LLC	Delaware
Blackwell Solar, LLC	Delaware
NS Solar Holdings, LLC (6)	Delaware
North Star Solar, LLC	Delaware
SG2 Holdings, LLC (6)	Delaware
SG2 Imperial Valley LLC	Delaware
BSP Holding Company, LLC (6)	Delaware
Boulder Solar Power Parent, LLC	Delaware
Boulder Solar Power, LLC	Delaware
Parrey Holding Company, LLC (6)	Delaware
Parrey Parent, LLC	Delaware
Parrey, LLC	Delaware
RE Roserock Holdings LLC (6)	Delaware
RE Roserock LLC	Delaware
RE Silverlake Holdings LLC (6)	Delaware
RE Garland Holdings LLC	Delaware
RE Garland LLC	Delaware
RE Garland A LLC	Delaware
RE Tranquility Holdings LLC (6)	Delaware
RE Tranquility LLC	Delaware
RE Tranquility BAAH LLC	Delaware
WWH, LLC (7)	Delaware
Wake Wind Class B Holdings LLC	Delaware
Wake Wind Holdings LLC	Delaware
Wake Wind Energy LLC	Delaware
Southern Company Gas	Georgia
Southern Company Gas Capital Corporation	Nevada
AGL Investments Inc.	Georgia
Sequent LLC	Georgia
Atlanta Gas Light Company	Georgia
Georgia Natural Gas Company	Georgia
SouthStar Energy Services LLC	Delaware
NUI Corporation	New Jersey
Pivotal Utility Holdings Inc. (8)	New Jersey
Ottawa Acquisition LLC	Illinois
Northern Illinois Gas Company (9)	Illinois
Southern Company Gas Investments, Inc.	Georgia
Southern Company Gas Pipeline Holdings LLC	Georgia
Evergreen Enterprise Holdings LLC	Georgia

(1)	This information is as of December 31, 2016. In addition, this list omits certain subsidiaries pursuant to paragraph (b)(21)(ii) of Regulation S-K, Item 601.

(2)	SP Oleander II LLC owns 99% and SP Oleander I LLC owns 1%.

(3)	Grant County Interconnect, LLC owns 90.1% and Grant Plains Wind, LLC owns 9.1%.

(4)	Southern Renewable Energy, Inc. owns 90%.

(5)	Southern Renewable Partnership, LLC owns 100% of the class A membership interests and is entitled to 60% of all cash distributions.

(6)	Southern Renewable Partnership, LLC owns 100% of the class A membership interests and is entitled to 51% of all cash distributions.

(7)	Southern Renewable Partnership, LLC owns 90.1%.

(8)	Includes operations of three natural gas utilities: Elizabethtown Gas (New Jersey), Florida City Gas (Florida), and Elkton Gas (Maryland)

(9)	Doing business as Nicor Gas Company.